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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )
Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
       6(e)(2))

[   ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[ x ]  Soliciting Material Pursuant to (S) 240.14a-12


                        SUNBURST HOSPITALITY CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

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  (2)  Aggregate number of securities to which transaction applies:

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  (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4)  Proposed maximum aggregate value of transaction:

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  (5)  Total fee paid: ________________________________________________________

[   ]  Fee paid previously with preliminary materials.
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[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount previously paid:

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  (2)  Form, Schedule or Registration Statement No.:

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  (3)  Filing Party:

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  (4)  Date Filed:

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Contact:  Doug Verner
          Senior Vice President and General Counsel
          Sunburst Hospitality
          (301) 592-3895



             SUNBURST HOSPITALITY DECLARES NOVEMBER 22 RECORD DATE
                      FOR SPECIAL MEETING OF STOCKHOLDERS




SILVER SPRING, Md.   November 16, 2000   Sunburst Hospitality Corporation (NYSE:
SNB), a hotel ownership and management company, announced today that it has set 5 pm EST on November 22, 2000 as the record date for stockholders entitled to vote at the upcoming special meeting being called to vote on a Recapitalization Agreement.

The Recapitalization Agreement provides for the acquisition of all outstanding publicly held shares of common stock of Sunburst at a price of $7.375 per share in cash. The date of the special meeting has not been set, but is expected to occur in late December. Sunburst has filed preliminary proxy materials with the Securities and Exchange Commission and will mail the proxy statement after the SEC completes its review, which is expected to be in the next few weeks.

Stockholders are advised to read Sunburst's proxy statement when it is available because it will contain important information about the transaction and the conflicts of interest of certain directors and officers. Stockholders may obtain a free copy of Sunburst's preliminary proxy statement (which is subject to change) and any other relevant documents on the U.S. Securities and Exchange Commission's web site at www.sec.gov.
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